Filed Pursuant to Rule 424(b)(3)

Registration No. 333-290580

PROSPECTUS

Enveric Biosciences Inc.

418,313 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of 404,166 shares of our common stock, par value $0.01 per share (“Common Stock”), representing shares issuable upon the exercise of outstanding Series C Common Stock Purchase Warrants (the “Series C Common Stock Warrants”) to purchase up to 204,166 shares of Common Stock with a per share exercise price equal to $10.98 (the “Series C Common Stock Warrant Shares”), Series D Common Stock Purchase Warrants (the “Series D Common Stock Shares”) to purchase up to 200,000 shares of Common Stock with a per share exercise price equal to $10.98 (the “Series D Common Stock Warrants”), and Placement Agent Warrants (the “Placement Agent Warrants,” and together with the Series C Common Stock Warrants and Series D Common Stock Warrants, the “Warrants”) to purchase up to 14,147 shares of Common Stock with a per share exercise price equal to $13.7256 (the “Placement Agent Warrant Shares,” and together with the Series C Common Stock Warrant Shares and Series D Common Stock Warrant Shares, the “Shares”). If the Warrants are exercised in a cashless exercise, we will not receive any proceeds from the exercise of the Warrants.

We are registering the Shares on behalf of the Selling Stockholders, to be offered and sold by them from time to time. The Selling Stockholders may sell or otherwise dispose of the Shares in a number of different ways and at varying prices. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Shares by the Selling Stockholders. Our registration of Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of such Shares. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Shares in the section entitled “Plan of Distribution” on page 14. Discounts, concessions, commissions and similar selling expenses attributable to the sale of the Shares will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (“SEC”).

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ENVB.” On December 4, 2025, the last reported sale price for our Common Stock on Nasdaq was $6.11 per share. Our principal executive offices are located at 245 First Street, Riverview II, 18th Floor, Cambridge, MA, 02142, and our telephone number is (617) 444-8400.

This prospectus, including such information that is incorporated by reference, contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described in this prospectus under the heading “Where You Can Find Additional Information.”

Investing in our securities involves a high degree of risk. See “Risk Factors” contained on page 5 in this prospectus, as well as any other risk factor and other information contained in any other document that is incorporated by reference herein. You should carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the SEC pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or the Shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the Selling Stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “Enveric” “we,” “us,” “our” and “our company” refer to Enveric Biosciences, Inc., a Delaware corporation. Our registered trademarks currently used in the United States include Enveric, Enveric Biosciences, Next Generation Mental Health, MagicMed, MagicMed Industries, Psybrary, PsyAI, and our logo. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 5 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Except for historical information, this prospectus and any documents we incorporate by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include, among others, those statements including the words “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements are based on our current expectations and assumptions regarding our business, potential target businesses, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore that you should not rely on any of these forward-looking statements as statements of historical fact or as guarantees or assurances of future performance. You should understand that many important factors, in addition to those discussed in this prospectus, the accompanying prospectus and any documents we incorporate by reference, could cause our results to differ materially from those expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in local, regional, national, or global political, economic, business, competitive, market (supply and demand) and regulatory conditions and the following:

●	our dependence on the success of our prospective product candidates, which are in early stages of development and may not reach a particular stage in development, receive regulatory approval or be successfully commercialized;

●	potential difficulties that may delay, suspend, or scale back our efforts to advance additional early research programs through preclinical development and investigational new drug application filings and into clinical development;

●	the risk that the cost savings, synergies and growth from our combination with MagicMed Industries Inc. and the successful use of the rights and technologies acquired in the combination may not be fully realized or may take longer to realize than expected;

●	the limited study on the effects of psychedelic-inspired compounds, and the chance that future clinical research studies may lead to conclusions that dispute or conflict with our understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing, and social acceptance of psychedelic-inspired compounds;

●	the expensive, time-consuming, and uncertain nature of clinical trials, which are susceptible to change, delays, termination, and differing interpretations;

●	the ability to establish that potential products are efficacious or safe in preclinical or clinical trials;

●	the fact that our current and future preclinical and clinical studies may be conducted outside the United States, and the United States Food and Drug Administration may not accept data from such studies to support any new drug applications we may submit after completing the applicable developmental and regulatory prerequisites;

●	our ability to effectively and efficiently build, maintain and legally protect our molecular derivatives library so that it can be an essential building block from which those in the biotech industry can develop new patented products;

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●	our ability to establish or maintain collaborations on the development of therapeutic candidates;

●	our ability to obtain appropriate or necessary governmental approvals to market potential products;

●	our ability to manufacture product candidates on a commercial scale or in collaborations with third parties;

●	our significant and increasing liquidity needs and potential requirements for additional funding;

●	our ability to obtain future funding for developing products and working capital and to obtain such funding on commercially reasonable terms;

●	our ability to continue as a going concern;

●	legislative changes related to and affecting the healthcare system, including, without limitation, changes and proposed changes to the Patient Protection and Affordable Care Act;

●	the intense competition we face, often from companies with greater resources and experience than us;
●	our ability to retain key executives and scientists;

●	the ability to secure and enforce legal rights related to our products, including intellectual property rights and patent protection;

●	political, economic, and military instability in Israel which may impede our development programs;
●	adverse macroeconomic conditions;

●	geopolitical tensions;

●	laws and policies resulting from federal and state governments in the United States and Canada;

●	the impact of tariffs, any retaliatory tariffs, and other trade protective measures (including tariffs that have been or may in the future be imposed by the United States or other countries); as well as

●	our success at managing the risks involved in the foregoing.

Other sections of this prospectus and any documents we incorporate by reference describe additional risk factors that could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time, and it is not possible for our management to predict all risk factors and uncertainties, nor are we able to assess the impact of all of these risk factors on our business or the extent to which any risk factor, or combination of risk factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks and others described under the section “Risk Factors” in this prospectus and any documents we incorporate by reference are not exhaustive.

Given these uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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SELECTED FINANCIAL DATA REFLECTING THE REVERSE STOCK SPLIT

On October 23, 2025, we effected a 1-for-12 reverse stock split (the “Reverse Stock Split”), which began trading on a split-adjusted basis on October 28, 2025, pursuant to which every 12 shares of our issued and outstanding shares of Common Stock were reclassified as one share of Common Stock. The Reverse Stock Split had no impact on the par value of our Common Stock or the authorized number of shares of Common Stock. Unless otherwise indicated, all share and per share information prior to the Reverse Stock Split date of October 28, 2025 in this prospectus are retroactively adjusted to reflect the Reverse Stock Split.

The following selected financial data has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and our unaudited condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and as adjusted to reflect the Reverse Stock Split for all periods presented. Our historical results are not indicative of the results that may be expected in the future and results of interim periods are not indicative of the results for the entire year.

As Reported:

	Year Ended, December 31
	2024	2023
Net loss attributable to shareholders	$(9,574,987)	$(17,458,761)
Net loss per share – basic and dilutive	$(19.04)	$(121.29)
Weighted average shares outstanding, basic and dilutive	502,900	143,938
Shares outstanding at year end	678,002	182,625

As adjusted for the Reverse Stock Split:

	Year Ended, December 31
	2024	2023
Net loss attributable to shareholders	$(9,574,987)	$(17,458,761)
Net loss per share – basic and dilutive	$(228.47)	$(1,455.50)
Weighted average shares outstanding, basic and dilutive	41,909	11,995
Shares outstanding at year end	56,501	15,219

As Reported:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss attributable to shareholders	$(2,519,181)	$(1,879,394)	$(4,704,147)	$(4,336,309)

Net loss per share - basic and diluted	$(0.97)	$(3.72)	$(2.15)	$(11.22)
Weighted average shares outstanding, basic and diluted	2,595,728	505,857	2,191,084	386,310
Shares outstanding at period end	3,026,028	525,245	3,026,028	525,245

As adjusted for the Reverse Stock Split:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss attributable to shareholders	$(2,519,181)	$(1,879,394)	$(4,704,147)	$(4,336,309)

Net loss per share - basic and diluted	$(11.65)	$(44.58)	$(25.76)	$(134.70)
Weighted average shares outstanding, basic and diluted	216,311	42,155	182,591	32,193
Shares outstanding at period end	252,168	43,774	252,168	43,774

As Reported:

	Three Months Ended, March 31
	2025	2024
Net loss attributable to shareholders	$(2,184,966)	$(2,456,915)
Net loss per share – basic and dilutive	$(1.22)	$(9.21)
Weighted average shares outstanding, basic and dilutive	1,797,774	266,764
Shares outstanding at period end	2,471,656	486,272

As adjusted for the Reverse Stock Split:

	Three Months Ended, March 31
	2025	2024
Net loss attributable to shareholders	$(2,184,966)	$(2,456,915)
Net loss per share – basic and dilutive	$(14.58)	$(110.52)
Weighted average shares outstanding, basic and dilutive	149,815	22,231
Shares outstanding at period end	205,971	40,525

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Enveric,” “our company,” the “registrant,” “we,” “us,” “our,” or “ours” refer to Enveric Biosciences, Inc. and its subsidiaries.

Overview

We are a biotechnology company focused on developing next-generation, small-molecule neuroplastogenic therapeutics that address unmet needs in psychiatric and neurological disorders. By leveraging a differentiated drug discovery platform and a growing library of patent protected chemical structures, we are advancing a pipeline of novel compounds designed to promote neuroplasticity without hallucinogenic effects. Our lead candidate, EB-003, is the first known compound designed to selectively engage both 5-HT2A and 5-HT1B receptors with the potential to deliver fast-acting, durable antidepressant and anxiolytic effects with outpatient convenience.

Our lead program, the EVM301 Series, and its lead drug candidate, EB-003, are intended to offer a first-in-class, new approach to the treatment of difficult-to-address mental health disorders, mediated by the promotion of neuroplasticity and without also inducing hallucinations in the patient. EB-003 is a novel derivative of N,N-Dimethyltryptamine. It is currently advancing through preclinical studies with the aim of initiating first-in-human studies to assess safety and tolerability including non-hallucinogenic properties, followed by clinical trials targeting the treatment of depression or other neuropsychiatric disorders.

We intend to assemble a team of clinical experts and principal investigators with experience across multiple mental health and central nervous system indications to be responsible for the management, monitoring, and integrity of the clinical research. We plan to submit filings including Investigational New Drug (“IND”) applications and, eventually, new drug applications (NDAs) to seek approval with the U.S. Food and Drug Administration (FDA) and with responsible regulatory agencies in other jurisdictions, in connection with our product candidates. The selection, timing, duration, and design of any prospective studies are subject to regulatory filings, approval and finalization of commercial plans. Our next step is to advance EB-003 into formal preclinical development studies in support of a future IND filing.

We unveiled an EVM401 Series on February 25, 2025, which is intended to broaden our pipeline with additional non-hallucinogenic molecules and strengthen our ability to target addiction and neuropsychiatric disorders for patients with limited options. While we intend to pursue development of the EVM401 Series, our primary focus is to develop our lead asset EB-003 in the EVM301 Series.

Recent Developments

Warrant Inducement

On September 17, 2025, we entered into warrant exercise inducement offer letters (the “Inducement Letters”) with certain institutional investors (the “Holders”) that held certain outstanding (a) Series A Common Stock Purchase Warrants to purchase up to an aggregate of 102,083 shares of our Common Stock, and (b) Series B Common Stock Purchase Warrants to purchase up to an aggregate of 100,000 shares of our Common Stock, both originally issued to the Holders on February 3, 2025, at an exercise price of $36.00 per share (collectively, the “Existing Warrants”). Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants at a reduced exercise price of $10.98 per share in consideration for our agreement to issue in a private placement (x) the Series C Common Stock Warrants to purchase up to 204,166 shares of Common Stock and (y) the Series D Common Stock Warrants to purchase up to 200,000 shares of Common Stock (the “Warrant Inducement”). We received aggregate gross proceeds of approximately $2.2 million from the exercise of the Existing Warrants by the Holders, before deducing placement agent fees and other offering expenses payable by us.

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We engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) to act as its exclusive placement agent in connection with the Warrant Inducement and have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Existing Warrants. The Placement Agent Warrants will be exercisable commencing on the Stockholder Approval Date (as defined below) and expire on the five (5)-year anniversary of the Stockholder Approval Date. The closing of the transactions contemplated pursuant to the Inducement Letters occurred on September 18, 2025 (the “Closing Date”). We expect to use the net proceeds from these transactions for product development, working capital, and general corporate purposes.

In accordance with Nasdaq Listing Rule 5635, we are required to obtain approval from our stockholders with respect to issuance of the underlying Shares upon exercise of the Warrants (“Stockholder Approval”). We plan to obtain Stockholder Approval at a special meeting of our stockholders. The Series C Common Stock Warrants, Series D Common Stock Warrants and Placement Agent Warrants will only become exercisable if and when we obtain Stockholder Approval (such date being hereafter referred to as the “Stockholder Approval Date”). The Series C Common Stock Warrants and Placement Agent Warrants expire on the five (5)-year anniversary of the Stockholder Approval Date. The Series D Common Stock Warrants expire on the 18-month anniversary of the Stockholder Approval Date. Pursuant to the Inducement Letters, we must hold a meeting of our stockholders within 90 days of the Closing Date for the purpose of obtaining Stockholder Approval. If we do not obtain Stockholder Approval at the first meeting, then we must call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Warrants are no longer outstanding.

In connection with the Warrant Inducement, we also agreed to file the registration statement of which this prospectus forms a part providing for the resale of the Shares issued or issuable upon the exercise of the Warrants, as soon as practicable (and in any event within 10 calendar days of the date of the Inducement Letters), and to use commercially reasonable efforts to have such registration statement declared effective by the SEC within 45 calendar days following the date of the Inducement Letters (or within 75 calendar days following the date of the Inducement Letters in case of a “full review” of such registration statement by the SEC) and to keep the registration statement effective at all times until no holder of the Warrants owns any Warrants or Shares.

Corporate Information

We were incorporated in Delaware in 1994. Our principal corporate office is located at 245 First Street, Riverview II, 18th Floor, Cambridge, Massachusetts, telephone (619) 444-8400. Our internet address is https://www.enveric.com/, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference. The information contained on or accessible through our website is not a part of this prospectus and should not be relied upon in connection with making an investment decision.

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SUMMARY OF THE OFFERING

The Selling Stockholders identified in this prospectus are offering on a resale basis an aggregate of 418,313 shares of Common Stock issuable upon the exercise of the Warrants.

Common Stock to be Offered by the Selling Stockholders	Up to 418,313 shares of Common Stock, par value $0.01 per share, consisting of (i) 204,166 shares of our Common Stock issuable upon the exercise of the Series C Common Stock Warrants; (ii) 200,000 shares of Common Stock issuable upon the exercise of our Series D Common Stock Warrants; and (iii) 14,147 shares of our Common Stock issuable upon the exercise of the Placement Agent Warrants.

Use of Proceeds	We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the Shares covered hereby by the Selling Stockholders.

Plan of Distribution	The Selling Stockholders named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the Shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may also resell the Shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 14 of this prospectus for additional information on the methods of sale that may be used by the Selling Stockholders.

Market for Common Stock	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ENVB.”

Risk Factors	Investing in our Common Stock involves significant risks. Before making a decision whether to invest in our Common Stock, please read the information contained in or incorporated by reference under the heading “Risk Factors” on page 5 of this prospectus, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” on page 15 of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the Shares offered by this prospectus, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any amendment, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. If any of these risks occur, our business, results of operations or financial condition and prospects could be harmed. In that event, the market price of our Common Stock may decline, and you could lose all or part of your investment.

Risks Related to This Offering and our Common Stock

You may experience future dilution as a result of future equity offerings and other issuances of our securities.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock or securities convertible into shares of Common Stock in future transactions may be higher or lower than the price per share paid to the Selling Stockholders. Our stockholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of shares of Common Stock under our stock incentive programs.

We expect to require additional capital in the future in order to develop our product candidates, which are in early stages of development. If we do not obtain any such additional financing, it may be difficult to effectively realize our long-term strategic goals and objectives.

Our current cash resources will not be sufficient to fund the development of our product candidates through all of the required clinical trials to receive regulatory approval and commercialization. If we cannot secure this additional funding when such funds are required, we may fail to develop our product candidates or be forced to forego certain strategic opportunities.

Any additional capital raised through the sale of equity or equity-backed securities may dilute our stockholders’ ownership percentages and could also result in a decrease in the market value of our equity securities.

The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.

In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.

The trading price of our Common Stock could be highly volatile, which could result in substantial losses for purchasers of our Common Stock in this offering. Securities class action or other litigation involving our company or members of our management team could also substantially harm our business, financial condition and results of operations.

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Our stock price is volatile. The stock market in general and the market for pharmaceutical and biotechnology companies in particular have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your Common Stock at or above the public offering price and you may lose some or all of your investment. The market price for our Common Stock may be influenced by many factors, including:

●	the success of existing or new competitive products or technologies;

●	regulatory actions with respect to our products or our competitors’ products and product candidates;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

●	results of clinical trials of product candidates of our competitors;

●	regulatory or legal developments in the United States and other countries;

●	developments or disputes concerning patent applications, issued patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	the extent to which we in-license, acquire or invest in other indications or product candidates;

●	actual or anticipated changes in estimates as to financial results or development timelines;

●	announcement or expectation of additional financing efforts;

●	sales of our Common Stock by us, our insiders or other stockholders;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	changes in estimates or recommendations by securities analysts, if any, that cover us;

●	changes in the structure of healthcare payment systems;

●	market conditions in the pharmaceutical and biotechnology sectors; and

●	general economic, industry and market conditions.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for pharmaceutical and biotechnology companies, which have experienced significant stock price volatility in recent years.

Substantial future sales or other issuances of our Common Stock could depress the market for our Common Stock.

Sales of a substantial number of shares of our Common Stock and any future sales of a substantial number of shares of Common Stock in the public market, including the issuance of any Shares issuable upon exercise of the Warrants, or the perception by the market that those sales could occur, could cause the market price of our Common Stock to decline or could make it more difficult for us to raise funds through the sale of equity and equity-related securities in the future at a time and price that our management deems acceptable, or at all. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock, which could also depress the market for our Common Stock. We cannot predict the effect, if any, that market sales of those shares of Common Stock or the availability of those shares for sale will have on the market price of our Common Stock.

Our stock price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our Common Stock currently trades on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. As a result, the market price for our Common Stock may not necessarily be a reliable indicator of our fair market value. The price at which our Common Stock trades may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

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DESCRIPTION OF PRIVATE PLACEMENT

On September 17, 2025, we entered into the Inducement Letters with the Holders of the Existing Warrants to purchase up to 202,083 Shares, originally issued to the Holders on February 3, 2025, at an exercise price of $36.00 per share. Pursuant to the Inducement Letters, the Holders agreed to exercise for cash their Existing Warrants to purchase an aggregate of 202,083 Shares at the reduced exercise price of $10.98 per share, in consideration of our agreement to issue, in a private placement the Warrants. Upon exercise of the Existing Warrants, we issued to the Holders the Warrants to purchase an aggregate of 404,166 Shares with an exercise price of $10.98 per share.

We engaged the Placement Agent to act as its exclusive placement agent in connection with the Warrant Inducement and have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants, as well as a management fee equal to 1.0% of the aggregate gross proceeds from the exercise of the Existing Warrants. We also agreed to issue the Placement Agent Warrants to purchase up to 14,147 Shares (7.0% of the Existing Warrants being exercised), which have the same terms as the Series C Common Stock Warrants except the Placement Agent Warrants have an exercise price equal to $13.7256 per share (125% of the offering price). The Placement Agent Warrants will only be exercisable commencing on the Stockholder Approval Date and expire on the five (5)-year anniversary of the Stockholder Approval Date.

In accordance with Nasdaq Listing Rule 5635, we are required to obtain Stockholder Approval with respect to issuance of the underlying Shares upon exercise of the Warrants. We plan to obtain Stockholder Approval at a special meeting of our stockholders. The Series C Common Stock Warrants, Series D Common Stock Warrants and Placement Agent Warrants will only become exercisable if and when we obtain Stockholder Approval. The Series C Common Stock Warrants and Placement Agent Warrants expire on the five (5)-year anniversary of the Stockholder Approval Date. The Series D Common Stock Warrants expire on the 18-month anniversary of the Stockholder Approval Date. Pursuant to the Inducement Letters, we must hold a meeting of our stockholders within 90 days of the Closing Date for the purpose of obtaining Stockholder Approval. If we do not obtain Stockholder Approval at the first meeting, then we must call a meeting every 90 days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained or the Warrants are no longer outstanding.

In connection with the Warrant Inducement, we also agreed to file the registration statement of which this prospectus forms a part providing for the resale of the Shares issued or issuable upon the exercise of the Warrants, as soon as practicable (and in any event within 10 calendar days of the date of the Inducement Letters), and to use commercially reasonable efforts to have such registration statement declared effective by the SEC within 45 calendar days following the date of the Inducement Letters (or within 75 calendar days following the date of the Inducement Letters in case of a “full review” of such registration statement by the SEC) and to keep the registration statement effective at all times until no holder of the Warrants owns any Warrants or Shares.

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USE OF PROCEEDS

The Common Stock to be offered and sold using this prospectus will be offered and sold by the Selling Stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sale of Shares in this offering. We will pay all of the fees and expenses incurred by us in connection with this registration.

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SELLING STOCKHOLDERS

This prospectus relates to the sale from time to time by the Selling Stockholders of up to 418,313 shares of our Common Stock. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons and entities listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the Selling Stockholders’ interests in shares of our Common Stock other than through a public sale.

The Selling Stockholders may sell some, all or none of its Shares. We do not know how long the Selling Stockholders will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the Shares.

The following table presents information regarding the Selling Stockholders and the Shares that they may offer and sell from time to time under this prospectus. The number of shares of Common Stock beneficially owned by the Selling Stockholders is determined under rules promulgated by the SEC. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

Name of Selling	Shares Beneficially Owned Prior to this		Maximum Number of Shares Being Offered Pursuant to this	Shares Beneficially Owned After this Offering
Stockholder	Offering (1)		Prospectus(2)	Number(3)	Percent(4)
3i, LP(5)	86,154	(6)	81,944	4,210	*
Hudson Bay Master Fund Ltd.(7)	86,725	(8)	86,112	613	*
Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B(9)	55,620	(10)	55,556	64	*
Orca Capital AG(11)	55,556	(12)	55,556	-	-
District 2 Capital Fund LP(13)	27,778	(14)	27,778	-	*
Bigger Capital Fund, LP(15)	27,778	(16)	27,778	-	*
Intracoastal Capital LLC(17)	46,055	(18)	44,444	1,611	*
KBB Asset Management, LLC(19)	20,832	(20)	8,332	12,500	1.2%
Connective Capital I QP, LP(21)	2,298	(22)	1,148	1,150	*
Connective Capital Emerging Energy QP, LP(23)	8,814	(24)	4,406	4,408	*
Warberg WF XII LP(25)	5,559	(26)	5,556	3	*
Lincoln Alternative Strategies LLC(27)	8,333	(28)	5,556	2,777	*
Michael Vasinkevich(29)	15,555	(30)	9,071	6,484	*
Noam Rubinstein(29)	7,604	(31)	4,456	3,148	*
Craig Schwabe(29)	819	(32)	478	341	*
Charles Worthman(29)	243	(33)	142	101	*

*Less than 1.0%

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(1)	Consists of shares of Common Stock and shares of Common Stock issuable pursuant to the full exercise of the Warrants issued in the Warrant Inducement and other warrants previously acquired from us.

(2)	Represents shares of Common Stock underlying the Warrants issued to the Selling Stockholders in the Warrant Inducement. All of the Warrants that are exercisable for the Shares offered hereby contain certain beneficial ownership limitations, which provide that a holder of the Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates and attribution parties, would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise, provided that upon at least 61 days prior notice to us, a holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding (each such limitation, a “Beneficial Ownership Limitation”).

(3)	Assumes all Shares offered by the Selling Stockholders hereby are sold and that the Selling Stockholders buy or sell no additional shares of Common Stock prior to the completion of this offering. We do not know when or in what amounts the Selling Stockholder may offer Shares for sale. The Selling Stockholder might not sell any or might sell all of the Shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the Shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Shares, we cannot estimate the number of the Shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Stockholders, including Common Stock issuable upon exercise of the Warrants issued in the Warrant Inducement.

(4)	Based on 1,015,291 shares of Common Stock, consisting of 596,978 shares of Common Stock outstanding as of December 2, 2025, and 418,313 Shares underlying the Warrants (assuming the full exercise of the Warrants).

(5)	3i Management LLC is the general partner of 3i, LP, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i, LP and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(6)	Consists of (i) 4,154 shares of Common Stock; and (ii) 82,000 shares of Common Stock issuable upon the exercise of outstanding warrants, including 81,944 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(7)	The Common Stock and other securities are held by Hudson Bay Master Fund Ltd. (“Hudson”). Hudson Bay Capital Management LP, the investment manager to Hudson, has voting and investment power over these securities. Sander Gerber (“Mr. Gerber”), is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Mr. Gerber disclaim beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is c/o Hudson Bay Capital Management LP, 290 Harbor Drive, Floor 3, Stamford, CT 06902. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

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(8)	Consists of 86,725 shares of Common Stock issuable upon the exercise of outstanding warrants, including 86,112 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(9)	Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri (“Mr. Khatri”), in his capacity as managing member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address for Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is c/o Ayrton Capital – 55 Post Road West, Westport, CT 06880. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(10)	Consists of 55,620 shares of Common Stock issuable upon the exercise of outstanding warrants, including 55,556 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(11)	The Common Stock and other securities are held by Orca Capital AG. Each of Roman Gordon, Thomas Koenig, and Beate Ruhle-Burkhardt also has voting or investment control over the shares. The address of Orca Capital AG is Sperlring 2, 85276 Pfaffenhofen, Germany. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(12)	Consists of 55,556 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(13)	The Common Stock and other securities are held by District 2 Capital Fund LP. Michael Bigger, in his capacity as managing member of the general partner, also has voting or investment control over the shares. The address of District 2 Capital Fund LP is 14 Wall Street, 2nd Floor, Huntington, New York 11743. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(14)	Consists of 27,778 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(15)	The Common Stock and other securities are held by Bigger Capital Fund, LP. Michael Bigger, in his capacity as managing member of the general partner, also has voting or investment control over the shares. The address of Bigger Capital Fund, LP is 11700 West Charleston Blvd, 170-659, Las Vegas, NV 89135. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

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(16)	Consists of 27,778 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(17)	Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(18)	Consists of 46,055 shares of Common Stock issuable upon the exercise of outstanding warrants, including 44,444 Shares issuable upon the exercise of Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(19)	The securities are held by KBB Asset Management. Steve Segal, as managing member, may be deemed to have voting or investment power over these securities. The address of KBB Asset Management is 47 Calle Del Sur, Palm Coast, Florida 32137. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(20)	Consists of (i) 12,500 shares of Common Stock; and (ii) 8,332 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(21)	The Common Stock and other securities are held by Connective Capital I QP, LP. Each of Connective Capital Management LLC and Robert Romero also has voting or investment control over the shares. The address of Connective Capital Emerging Energy QP LP is 720 University Avenue, Suite 100, Palo Alto, CA 94301. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(22)	Consists of (i) 575 shares of Common Stock; and (ii) 1,723 shares of Common Stock issuable upon the exercise of outstanding warrants, including 1,148 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(23)	The Common Stock and other securities are held by Connective Capital Emerging Energy QP LP. Each of Connective Capital Management LLC and Robert Romero also has voting or investment control over the shares. The address of Connective Capital Emerging Energy QP LP is 720 University Avenue, Suite 100, Palo Alto, CA 94301. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

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(24)	Consists of (i) 2,204 shares of Common Stock; and (ii) 6,610 shares of Common Stock issuable upon the exercise outstanding warrants, including 4,406 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(25)	The Common Stock and other securities are held by Warberg WF XII LP (“Warberg”). Each of Warberg Asset Management LLC, the investment manager of Warberg, and Daniel Warsh, the manager of Warberg, also has voting or investment control over the shares. The address of Warberg WF XII LP is 716 Oak Street, Winnetka, Illinois 60093. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(26)	Consists of (i) 3 shares of Common Stock; and (ii) 5,556 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus form a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(27)	The Common Stock and other securities are held by Lincoln Alternative Strategies LLC (“Lincoln”). Stephen Temes, in his capacity as managing member, may also be deemed to have investment discretion and voting power over the shares held by Lincoln. The address of Lincoln Alternative Strategies LLC is 404 Washington Ave #650, Miami Beach, FL 33139. We do not have a material relationship with the Selling Stockholder other than as a result of the ownership of our Common Stock or other securities.

(28)	Consists of (i) 2,777 shares of Common Stock; and (ii) 5,556 Shares issuable upon the exercise of the Warrants issued in connection with the Warrant Inducement being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(29)	The Selling Stockholder is affiliated with the Placement Agent, a registered broker-dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022. The Placement Agent acted as our placement agent in the Warrant Inducement. The Selling Stockholder has sole voting and dispositive power over the securities held, acquired the securities in the ordinary course of business and, at the time the securities were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

(30)	Consists of 15,555 shares of Common Stock issuable upon the exercise of outstanding warrants, including 9,071 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(31)	Consists of 7,604 shares of Common Stock issuable upon the exercise of outstanding warrants, including 4,456 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(32)	Consists of 819 shares of Common Stock issuable upon the exercise of outstanding warrants, including 478 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

(33)	Consists of 243 shares of Common Stock issuable upon the exercise of outstanding warrants, including 142 Shares issuable upon the exercise of the Warrants issued as compensation in connection with the Warrant Inducement and being registered for resale pursuant to the registration statement of which this prospectus forms a part. The Selling Stockholder’s warrants prohibit the exercise of such warrants if, after giving effect to such exercise, it would result in the Selling Stockholder’s, including any person or entity whose beneficial ownership would be attributable to the Selling Stockholder, beneficial ownership exceeding the applicable Beneficial Ownership Limitation.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, LLP, Phoenix, Arizona.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, as stated in their report (the report on the consolidated financial statements contains an explanatory paragraph regarding our company’s ability to continue as a going concern). Such financial statements are incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission. The registration statement and the documents referred to under “Incorporation of Certain Information by Reference” are also available on our website enveric.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 15, 2025;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 14, 2025, August 14, 2025, and November 14, 2025, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on January 21, 2025, as amended by the Form 8-K/A filed on January 27, 2025, February 3, 2025, March 6, 2025, April 14, 2025, June 3, 2025, August 29, 2025, September 2, 2025, September 18, 2025, October 23, 2025, and November 14, 2025 (other than any portions thereof deemed furnished and not filed); and

●	the description of our Common Stock contained in our Form 8-A12B, filed with the Commission on November 9, 2017 (File No. 001-38286), amended and supplemented by the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023, and any amendment or report filed with the Commission for purposes of updating such description.

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We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Enveric Biosciences, Inc.
245 First Street, Riverview II, 18th Floor

Cambridge, MA, 02142
Telephone (617) 444-8400
Attention: Corporate Secretary

You may also access these documents, free of charge, on the SEC’s website at www.sec.gov or on our website at https://www.enveric.com/investors/filings/. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any accompanying prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

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418,313 shares of Common Stock

PROSPECTUS

December 9, 2025